SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 18, 2003

(Date of earliest event reported)

INCYTE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 855-0555

Item 5.    Other Events.

On February 18, 2003, Monaco Acquisition Corporation (“Merger Subsidiary”), a Delaware corporation and wholly owned subsidiary of Incyte Genomics, Inc. (“Incyte”), was merged with and into Maxia Pharmaceuticals, Inc. (“Maxia”), a Delaware corporation, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2002, by and among Incyte, Merger Subsidiary, Maxia and other parties signatory thereto, as amended (the “Merger Agreement”). The merger of Merger Subsidiary with and into Maxia (the “Merger”) became effective on February 18, 2003 (the “Effective Time”). As of the Effective Time, (i) Merger Subsidiary ceased to exist; (ii) Maxia became a wholly owned subsidiary of Incyte; (iii) each share of Maxia common stock outstanding immediately prior to the Effective Time was converted into the right to receive 0.05496 of a share of common stock, $.001 par value, of Incyte (“Incyte Common Stock”); (iv) each share of Maxia Series A Preferred Stock outstanding immediately prior to the Effective Time was converted into the right to receive 0.20035 of a share of Incyte Common Stock; and (v) each share of Maxia Series B Preferred Stock and Maxia Series C Preferred Stock outstanding immediately prior to the Effective Time was converted into the right to receive 0.46237 of a share of Incyte Common Stock and $0.14895 in cash. The former stockholders of Maxia are receiving, in the aggregate, approximately 2,625,820 shares of Incyte Common Stock and approximately $580,000 in cash upon the Closing of the Merger. Incyte also assumed outstanding third party indebtedness of approximately $920,000. Certain debt holders of Maxia received $2.5 million in cash and 975,000 shares of Incyte Common Stock. The cash portion of the purchase price was provided from Incyte’s existing cash balances.

In addition, at the Effective Time, all outstanding shares of Maxia Series A-Additional Payments, Maxia Series B-Additional Payments, Maxia Series C-Additional Payments and Maxia Common-Additional Payments were converted, in the aggregate, into the right to receive (i) up to 437,636 shares of Incyte Common Stock and $500,000 in cash on the second anniversary of the Effective Time; and (ii) up to 437,636 shares of Incyte Common Stock and $500,000 in cash on the third anniversary of the Effective Time. Further, all outstanding shares of Maxia Series A-Earn Out, Maxia Series B-Earn Out, Maxia Series C-Earn Out and Maxia Common-Earn Out were converted, in the aggregate, into the right to receive certain Earn Out Amounts of up to a potential aggregate amount of $14.0 million in Incyte Common Stock and cash, upon the occurrence of certain milestones set forth in the Merger Agreement.

The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Maxia is a drug discovery and development company that specializes in small molecule drugs targeting diabetes and other metabolic disorders, cancer, inflammatory diseases and heart disease.

The foregoing description of the Merger Agreement is qualified in its entirety to the full text of the Merger Agreement, a copy of which is attached hereto as an exhibit and which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 11, 2002, by and among Incyte Genomics, Inc., Maxia Pharmaceuticals, Inc. and other parties signatory thereto.

2.2	Amendment to Agreement and Plan of Merger, dated as of December 19, 2002, by and among Incyte Genomics, Inc., Monaco Acquisition Corporation, Maxia Pharmaceuticals, Inc. and Maxia Pharmaceuticals, LLC.

The following exhibits to the Agreement and Plan of Merger have been omitted. Incyte will furnish copies of the omitted exhibits to the Commission upon request.

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K Exhibit L

Form of Support Agreement

Form of Stockholder Certificate

Form of FIRPTA Certificate

Form of Backup Registration Rights Agreement

Form of Escrow Agreement

Form of BCC Restructuring Agreement

Form of Bremer Restructuring Agreement

Opinion of Sheppard Mullin Richter & Hampton LLP

Form of Lockup Agreement

Senior Convertible Secured Note

LLC Documents

Earn Out Escrow Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2003.

INCYTE GENOMICS, INC.

By:	/S/ LEE BENDEKGEY

Lee Bendekgey Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2002, by and among Incyte Genomics, Inc., Maxia Pharmaceuticals, Inc. and other parties signatory thereto.

2.2

Amendment to Agreement and Plan of Merger, dated as of December 19, 2002, by and among Incyte Genomics, Inc., Monaco Acquisition Corporation, Maxia Pharmaceuticals, Inc. and Maxia Pharmaceuticals, LLC.

The following exhibits to the Agreement and Plan of Merger have been omitted. Incyte will furnish copies of the omitted exhibits to the Commission upon request.

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K Exhibit L

Form of Support Agreement

Form of Stockholder Certificate

Form of FIRPTA Certificate

Form of Backup Registration Rights Agreement

Form of Escrow Agreement

Form of BCC Restructuring Agreement

Form of Bremer Restructuring Agreement

Opinion of Sheppard Mullin Richter & Hampton LLP

Form of Lockup Agreement

Senior Convertible Secured Note

LLC Documents

Earn Out Escrow Agreement